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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report in this Form 10-KSB


/s/ Davie Kaplan Chapman Braverman, P.C.


Rochester, New York
May 21, 2001